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                                                                   Exhibit 23.1
                                                                   ------------

                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Bottomline Technologies (de), Inc. pertaining to the registration of 945,280 shares of common stock and to the incorporation by reference therein of our report dated August 2, 2000, (except Note 12, as to which the date is August 28, 2000), with respect to the consolidated financial statements and schedule of Bottomline Technologies (de), Inc. included in its Annual Report on Form 10-K for the year ended June 30, 2000, and our report dated October 3, 2000 with respect to the financial statements of Flashpoint, Inc. included in Bottomline Technologies
(de), Inc.'s Current Report on Form 8-K/A, dated November 13, 2000, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP
                                                -----------------------
Boston, Massachusetts                           Ernst & Young LLP
May 31, 2001